                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           TECUMSEH PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        [TECUMSEH PRODUCTS COMPANY LOGO]

                                [TECUMSEH LOGO]

                                                                  March 16, 2001

Dear Shareholder:

     We cordially invite you to attend our 2001 annual meeting of shareholders next month in Tecumseh, Michigan.

     Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

     If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy, or vote by telephone or on the Internet, at your earliest convenience. Thank you.

                                          Sincerely,

                                          [KENNETH G. HERRICK]
                                          Chairman of the Board of Directors

                                          [TODD W. HERRICK]
                                          President and Chief Executive Officer

                     [TECUMSEH PRODUCTS COMPANY LETTERHEAD]

                            [TECUMSEH PRODUCTS LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:         Wednesday, April 25, 2001

Time:        9:00 a.m.

Location:     Tecumseh Country Club
           Tecumseh, Michigan
           From the center of Tecumseh, go north on the Tecumseh-Clinton Road about one mile to Burt Street. Turn right. Tecumseh Country Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.

     The purposes of this year's annual meeting are:

     - To elect directors for the following year.

     - To consider any other matters properly presented at the meeting.

     All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 2, 2001 will be entitled to vote.

     If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy or by voting by telephone or on the Internet. Even if you sign a proxy or vote by telephone or on the Internet, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

     YOUR VOTE IS VERY IMPORTANT.

     Thank you.

                                          TECUMSEH PRODUCTS COMPANY
                                          Daryl P. McDonald
                                          Corporate Counsel and Secretary

                                          March 16, 2001

                                PROXY STATEMENT

     The Board of Directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2001 annual meeting of shareholders. This proxy statement contains information that may help you decide whether and how to vote.

     Please read this proxy statement carefully. Appendices A, B, and C contain important information about share ownership, executive compensation, and market performance. You can obtain more information about Tecumseh Products Company from our 2000 annual report to shareholders on Form 10-K and from the other public documents that we file with the SEC.

VOTING

     We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

     At the close of business on March 2, 2001 (the record date for the meeting), 5,453,846 Class B shares and 13,406,938 Class A shares were outstanding. Of the outstanding Class B shares, 4,880,346 currently are entitled to vote. To have a quorum, a majority of the outstanding Class B shares that are entitled to vote must be present at the meeting -- either in person or by proxy.

     Instead of signing and returning a proxy, if you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy. If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

     If you complete the enclosed proxy and return it before the meeting, or if you vote by telephone or on the Internet, the persons named will vote your shares as you specify.

     You may revoke a proxy any time before voting begins at the meeting. A later proxy by any means will cancel any earlier proxy. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy. The last proxy we receive before the meeting will be the one we use. You also may change your vote by voting in person at the meeting.

ELECTION OF DIRECTORS

ELECTION PROCEDURE

     Our bylaws authorize the Board of Directors to determine the number of directors that will make up the full board. We currently have nine directors. The board has decided to keep the same number for the coming year and has nominated all nine incumbent directors for reelection. If you return a proxy or vote by telephone or on the Internet, your shares will be voted for all of the board's nominees or, if you specify otherwise, as you specify. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

     From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that this year, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through ninth highest numbers of votes will be elected.

NOMINEES FOR DIRECTOR

     Kenneth G. Herrick (director since 1951, age 79). Chairman of the Board of Directors of Tecumseh Products Company. Mr. Herrick is a member of the Boards of Trustees of Howe Military School and Herrick Foundation.

     Todd W. Herrick (director since 1973, age 58). President and Chief Executive Officer of Tecumseh Products Company. Mr. Herrick is a member of the Board of Directors of Comerica Bank and a member of the Boards of Trustees of Howe Military School and Herrick Foundation. He also is a member of the Advisory Boards to the School of Business of the University of Michigan and the School of Business of the University of Notre Dame. He serves on our Pension and Investment Committee. Mr. Herrick is the son of Kenneth G. Herrick.

     John H. Foss (director since 1982, age 58). Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company. Mr. Foss is a member of the Boards of Directors of United Bancorp, Inc. and United Bank & Trust. He serves on our Pension and Investment Committee.

     J. Russell Fowler (director since 1967, age 82). Retired since 1994; Chairman Emeritus of Jacobson Stores, Inc. (mercantile business) from 1992 to 1994; Chairman of the Board of Directors and Chief Executive Officer of Jacobson Stores, Inc. from 1982 to 1992. Mr. Fowler is a member of the Boards of Directors of Butterfield Investment Company and Quanta, Inc. He serves on our Governance and Executive Compensation Committee, our Audit Committee, and Nominating Committee.

     John W. Gelder (director since 1989, age 67). Of counsel to the law firm of Miller, Canfield, Paddock and Stone, P.L.C. since 1999; senior member of Miller, Canfield, Paddock and Stone, P.L.C. until 1999. Mr. Gelder is a member of the Board of Trustees of Herrick Foundation. He serves on our Pension and Investment Committee and our Audit Committee.

     Stephen L. Hickman (director since 1991, age 58). Chairman of the Board of Directors and Chief Executive Officer of Brazeway, Inc. (manufacturer of aluminum extrusions and fabricator of aluminum products) since January 2001; also President of Brazeway, Inc. until January 2001. Mr. Hickman is a member of the Board of Directors of Spangler Candy Company. He also is a member of the Board of Trustees of Siena Heights University. He serves on our Governance and Executive Compensation Committee.

     Peter M. Banks (director since 1991, age 63). Partner in XR Ventures, L.L.C. (investments) since September 2000; Senior Executive of Veridian Corporation (research and development) from January 2000 to April 2000; President and Chief Executive Officer of ERIM International, Inc. (research and development) from 1997 to January 2000; President and Chief Executive Officer of Environmental Research Institute of Michigan (government research and development services) from 1995 to 1997; Professor and Dean of the College of Engineering of the University of Michigan from 1990 to 1994. Dr. Banks is a member of the Boards of Directors of X-Rite Corp., HandyLab, Inc., and Chaos Technology, Inc. He serves on our Governance and Executive Compensation Committee, Pension and Investment Committee, and Nominating Committee.

     Jon E. Barfield (director since 1993, age 49). Chairman, President, and Chief Executive Officer of The Bartech Group, Inc. (contract employment and related staffing services) since 1997; Chairman and Chief Executive Officer of The Bartech Group, Inc. from 1995 to 1997; President of The Bartech Group, Inc. from 1981 to 1995. Mr. Barfield is a member of the Boards of Directors of National City Corporation and Granite Broadcasting Corporation. He also is a Charter Trustee of Princeton University, a member of the Boards of Trustees of Kettering University, Henry Ford Museum and Greenfield Village, and a director of Blue Cross and Blue Shield of Michigan and the Community Foundation for Southeastern Michigan. He serves on our Pension and Investment Committee and our Audit Committee.

     Ralph W. Babb, Jr. (director since 1998, age 52). Vice Chairman and Chief Financial Officer of Comerica Incorporated and of its principal subsidiary, Comerica Bank, since 1999; Executive Vice President and Chief Financial Officer of Comerica Incorporated and Comerica Bank from 1995 to 1999. Mr. Babb is a member of the Boards of Directors of Comerica Bank, the Detroit Symphony Orchestra, Oakland University Foundation, Citizen's Research Council of Michigan, and St. Vincent & Sarah Fisher Center and a member of the Board of Trustees of William Beaumont Hospital -- Royal Oak. He serves on our Governance and Executive Compensation Committee, Audit Committee, and Nominating Committee.

DIRECTOR COMPENSATION

     We do not pay employees any separate compensation for serving as directors. We pay all other directors a monthly retainer of $1,000, a $1,500 fee for each board meeting attended, and a $1,000 fee for each committee meeting attended. We also reimburse those directors for travel expenses.

DIRECTORS' MEETINGS AND STANDING COMMITTEES

     We held eleven board meetings during 2000. The Audit Committee met three times during the year, and the Governance and Executive Compensation Committee met three times. We established the Nominating Committee after the end of the year. Each director attended at least 75% of the total of all board meetings and all meetings of board committees on which he served that were held during his period of service.

NOMINATING COMMITTEE

     The function of the Nominating Committee is to make recommendations on nominations for the Board of Directors. The committee will consider shareholder suggestions for nominees for director (other than self-nominations). If you wish to make a suggestion, you should submit it in writing to Daryl P. McDonald, Corporate Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. The committee will consider suggestions received before December 31 at a meeting in the following year, before we mail the proxy materials for that year's annual meeting.

AUDIT COMMITTEE

     The board has adopted a written charter specifying the powers and duties of the Audit Committee. A copy of the charter is included as Appendix D to this proxy statement.

     All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.).

AUDIT COMMITTEE REPORT

     We have reviewed the audited financial statements for the fiscal year ended December 31, 2000 and discussed them with management. We also have discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380) and have considered whether their provision of non-audit services is compatible with maintaining their independence. In addition, we have received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed their independence with them.

     Based on the review and discussion described above, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the annual report to shareholders on Form 10-K for that year.

    Presented by the members of the Audit Committee of the Board of Directors

          J. Russell Fowler, Chairman
          John W. Gelder
          Jon E. Barfield
          Ralph W. Babb, Jr.

GOVERNANCE AND EXECUTIVE COMPENSATION COMMITTEE

     The overall mission of the Governance and Executive Compensation Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

     - Actively developing and recommending to the board strategies for achieving those goals.

     - Monitoring and reporting to the board on the effectiveness of management policies and decisions.

     - Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

     - Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

     - Reviewing our policies for compensating outside directors and, if appropriate, making recommendations for changes.

     - Annually fixing the salaries of our Chief Executive Officer and other executive officers, considering, developing, reviewing, and making recommendations about programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan.

     No director on this committee can be an employee of Tecumseh Products Company.

GOVERNANCE AND EXECUTIVE COMPENSATION COMMITTEE REPORT

  Compensation Philosophy and Objectives

     We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

     - Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

     - Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

     - Attracting, rewarding, and retaining strong management.

     Our "pay for performance" strategy is intended to enhance shareholder value:

     - In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each business group to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance Tecumseh Products Company's reputation for excellence in product quality and customer service.

     - In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Class A shares.

  Management Incentive Plan Awards

     The principal tool for implementing our "pay for performance" philosophy is the Management Incentive Plan, which covers approximately 40 key executives, including all executive officers. (We also have a plan for awarding annual cash bonuses based on similar performance criteria, which covers lower level management employees.) The Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of company-wide and business unit annual performance goals and a long-term incentive tied to the market performance of the Class A shares.

     One third of each plan award granted for 2000 was payable in cash, and the remainder was denominated in phantom stock "units" considered for record keeping purposes as equivalents to Class A shares and valued accordingly. Half of the phantom stock units granted under each 2000 award (that is, one-third of the total award) vest after three full fiscal years, and the remaining units vest after five full fiscal years. All awards for years before 2000 were denominated entirely in phantom stock units vesting after five full fiscal years. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the plan), these phantom stock units are subject to forfeiture if the grantee does not remain with us until the units vest. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of Class A shares over three- and five-year periods. For purposes of computations under the plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date rather than by the method required by the SEC for the Summary Compensation Table.

     The Management Incentive Plan affords us broad discretion to determine the amounts of awards granted, subject only to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year. We also have broad discretion under the plan to establish criteria under which otherwise eligible employees may receive awards. In general, however, as was true for 2000, before or early in each year, we expect to establish objective company-wide and business group performance criteria and, after year-end, to use actual performance (measured against these criteria) as the principal basis for award decisions for that year.

     For 2000, the company-wide criteria established for the Corporate Office Group, which includes Todd W. Herrick and John H. Foss, related to return on equity, both in absolute terms and in relation to historical performance. The same company-wide return on equity criteria also applied to our business units, and additional group criteria relating to cash return on assets (both absolute and relative to prior performance) also were established for each business unit, including the Engine and Power Train Group and the Compressor Group. Under the plan as implemented for 2000, depending on the extent to which actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded our pre-approved ranges, each covered employee could have received an award of up to 80% of his 2000 salary.

     Tecumseh's 2000 performance in terms of return on equity was down significantly from the excellent level achieved in 1999, and cash return on assets for both the Engine and Power Train Group and the Compressor Group was also disappointing. Applying the criteria we established at the beginning of the year to these measures of actual 2000 performance resulted in the plan awards shown in the Summary Compensation Table. We believe those awards are appropriate in view of last year's performance and that the plan is continuing to function as intended.

  Salaries

     In keeping with our "pay for performance" philosophy, we believe executive officers should receive salaries that are reasonable, but modest, in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to Tecumseh Products Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 2000 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for the CEO and other executive officers continued to be too low given their responsibilities. In our salary deliberations with respect to executive officers other than the CEO, we considered the CEO's recommendations. Fiscal year 1999 performance also was a factor, but not a controlling factor, in our decisions on 2000 salaries, due to our belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation. Based on these considerations, we decided to establish the 2000 salary for each executive officer at the level reported in the Summary Compensation Table. Except for the fact that we did not obtain a recommendation from the CEO concerning his own salary, we made our salary determinations on the same basis for each executive officer.

  Concluding Observations

     We expect to continue our "pay for performance" strategy for the foreseeable future. We intend to continue to closely monitor the impact of compensation philosophy on financial performance and shareholder value and to consider additional ways in which current plans and policies might be improved.

     Section 162(m) of the Internal Revenue Code generally prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. The compensation paid to each of our executive officers was well below $1 million for 2000, and we expect the same will be true for the current year. Therefore, we have decided to defer consideration of any compensation policies related to Section 162(m) for the present.

    Presented by the members of the Governance and Executive Compensation Committee of the Board of Directors

          Ralph W. Babb, Jr., Chairman
          Peter M. Banks
          J. Russell Fowler
          Stephen L. Hickman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members served on the Governance and Executive Compensation Committee throughout the period covered by its report. No one who served on the committee is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

     Mr. Babb is an executive officer of Comerica Bank. In the normal course of its business, Comerica has various banking relationships (both credit and non-credit) with Tecumseh Products Company and with some of our executive officers.

     We employ Kent B. Herrick, the son of Todd W. Herrick and grandson of Kenneth G. Herrick, as the General Manager of our Applied Electronics Division. His 2000 compensation was $65,000.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ciulla, Smith & Dale, LLP, our independent accountants for the fiscal year ended December 31, 2000 and for many years before, will continue to serve for the fiscal year ending December 31, 2001. A representative of Ciulla, Smith & Dale, LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. He will have an opportunity to make a statement if he so desires.

AUDIT FEES

     The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements for fiscal year 2000 and the reviews of our quarterly financial statements included in our quarterly reports on Form 10-Q for that fiscal year were approximately $492,000.

ALL OTHER FEES

     Ciulla, Smith & Dale, LLP billed us approximately $19,000 for all other services it rendered in fiscal year 2000. None of those services involved financial information systems design or implementation.

OTHER MATTERS

     We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

SHAREHOLDER PROPOSALS IN OUR 2002 PROXY STATEMENT

     In order for shareholder proposals for the 2002 annual meeting of shareholders to be eligible to be included in our proxy statement, they must be received at our principal office no later than November 16, 2001. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

ADVANCE NOTICE REQUIREMENTS

     Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

     Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than February 24, 2002 and no earlier than January 25, 2002.

     Management proxies for the 2002 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

PROXY SOLICITATION EXPENSES

     We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies, for which we will pay approximately $10,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, or similar means.

     YOUR VOTE IS VERY IMPORTANT.

     If you are a Class B shareholder, please complete and return the enclosed proxy, or vote by telephone or on the Internet, as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,

 [DARYL P. McDONALD]
Daryl P. McDonald
Corporate Counsel and Secretary

Tecumseh, Michigan
March 16, 2001

                                   APPENDIX A

                                SHARE OWNERSHIP

5% CLASS B SHAREHOLDERS

     This table shows the Class B shares held by persons we know to be beneficial owners of more than 5% of the class. We obtained the information about Comerica Bank, EQSF Advisers, Inc., and M.J. Whitman Advisers, Inc. (which is as of December 31, 2000) from the Schedules 13G they filed with the SEC. The other information is as of March 2, 2001.

                                      Amount and Nature of Beneficial Ownership
                               --------------------------------------------------------
                                 Sole            Sole          Shared          Shared
                                Voting        Investment       Voting        Investment                     Percent
                                 Power          Power           Power          Power           Total        of Class
                                ------        ----------       ------        ----------        -----        --------
Herrick Foundation
  150 W. Jefferson
  Suite 2500
  Detroit, MI 48226            1,367,525      1,367,525                                      1,367,525       25.1%
Kenneth G. Herrick
  Tecumseh Products Co.
  100 E. Patterson St.
  Tecumseh, MI 49286                                            888,113        888,113         888,113       16.3%
Comerica Bank
  411 W. Fort St.
  Detroit, MI 48226                7,159         12,149       1,246,615      1,241,625       1,253,774       23.0%
John W. Gelder
  150 W. Jefferson
  Suite 2500
  Detroit, MI 48226                  100            100         888,113        888,113         888,213       16.3%
EQSF Advisers, Inc.
  767 Third Ave.
  New York, NY 10017                            573,500                                        573,500       10.5%

     Kenneth G. Herrick, Todd W. Herrick, and John W. Gelder, all of whom are directors and nominees for director, are members of the Board of Trustees of Herrick Foundation.

     Kenneth G. Herrick's shares are held as a trustee of trusts for the benefit of himself and his descendants. The shares for which Mr. Gelder is shown as having shared voting and investment power are held as a trustee of the Kenneth
G. Herrick trusts. Comerica Bank's shares include shares it held on the date of its Schedule 13G as a trustee of the Kenneth G. Herrick trusts and of other trusts.

     Martin J. Whitman is the chief executive officer and controlling person of EQSF Advisers, Inc. and also of M.J. Whitman Advisers, Inc. In addition to the shares shown in the table, M.J. Whitman Advisers, Inc. beneficially owns 239,662 shares, all with sole investment power.

                       MANAGEMENT'S BENEFICIAL OWNERSHIP

                                              SHARES BENEFICIALLY OWNED AS OF MARCH 2, 2001
                               ----------------------------------------------------------------------------
                                                       Sole Voting   Shared Voting
                                      Class of             and            and
                                       Common          Investment     Investment
                                       Stock              Power          Power         Total     Percentage
                                      --------         -----------   -------------     -----     ----------
 Ralph W. Babb, Jr.            Class B...............       -0-              500           500         *
                               Class A...............       -0-              -0-           -0-       -0-
 Peter M. Banks                Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       200              -0-           200         *
 Jon E. Barfield               Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       659              -0-           659         *
 John H. Foss                  Class B...............       100              -0-           100         *
                               Class A...............       300              -0-           300         *
 J. Russell Fowler             Class B...............     1,300              -0-         1,300         *
                               Class A...............       900              -0-           900         *
 John W. Gelder                Class B...............       100              -0-           100         *
                               Class A...............       300              -0-           300         *
 Kenneth G. Herrick            Class B...............       -0-        2,328,188     2,328,188      42.7%
                               Class A...............       -0-        1,015,765     1,015,765       7.6%
 Todd W. Herrick               Class B...............    21,906              -0-        21,906         *
                               Class A...............       -0-              -0-           -0-       -0-
 Stephen L. Hickman            Class B...............       100              -0-           100         *
                               Class A...............       300              -0-           300         *
 James E. Martinco             Class B...............        10              -0-            10         *
                               Class A...............        30              -0-            30         *
 Dennis E. McCloskey           Class B...............        46              -0-            46         *
                               Class A...............       -0-              -0-           -0-       -0-
 All directors and current     Class B...............    23,516        2,328,688     2,352,204      43.1%
 executive officers as a
   group                       Class A...............     2,689        1,015,765     1,018,454       7.6%
 (10 persons)
 ---------------------
 * less than 1%

     Mr. Babb holds his shares jointly with his wife.

     Herrick Foundation, of which Kenneth G. Herrick, Todd W. Herrick, and John
W. Gelder are co-trustees, owns 1,367,525 Class B shares and 458,347 Class A shares. The shared voting and investment power column includes those shares for Kenneth G. Herrick but not for Todd W. Herrick or Mr. Gelder. All three of them disclaim beneficial ownership of the shares.

     Kenneth G. Herrick and Mr. Gelder are trustees of trusts that hold 888,113 Class B shares and 454,441 Class A shares for the benefit of Kenneth G. Herrick and his descendants. The shared voting and investment power column includes the trusts' shares for Mr. Herrick but not for Mr. Gelder. Mr. Gelder disclaims beneficial ownership of the shares. Todd W. Herrick is an income beneficiary of the trusts.

     Kenneth G. Herrick and Todd W. Herrick are members of the Board of Trustees of Howe Military School, which owns 72,550 Class B shares and 102,977 Class A shares. The shared voting and investment power column includes those shares for Kenneth G. Herrick but not for Todd W. Herrick. Both of them disclaim beneficial ownership of the shares.

     Mr. McCloskey left our employment during December 2000 and no longer is an executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 2000 filing requirements were met.

                                   APPENDIX B

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     This table provides compensation information for our Chief Executive Officer and each other person who served as an executive officer during 2000 and whose total salary for that year exceeded $100,000.

---------------------------------------------------------------------------------------------------------------
                                                                             Long-Term
                                                Annual Compensation         Compensation
                                    ---------------------------------       ------------
                                                                               Awards
                                                                            ------------
                                                                             Restricted
                                                                               Stock            All Other
 Name and Principal Position        Year        Salary         Bonus           Award           Compensation
---------------------------------------------------------------------------------------------------------------
 Todd W. Herrick                    2000       $475,000       $16,783         $ 33,066            $4,800
 President, CEO                     1999        435,000           -0-          273,543             4,800
                                    1998        410,000           -0-           46,763             4,800

 John H. Foss                       2000       $345,000       $12,190         $ 24,016            $4,800
 Vice-President,                    1999        315,000           -0-          198,265             4,800
 Treasurer, CFO                     1998        290,000           -0-           33,076             4,800

 Dennis E. McCloskey                2000       $202,000       $   -0-         $    -0-            $4,800
 Group Vice President,              1999        196,000           -0-           51,388             4,800
 Compressors                        1998        190,000           -0-           15,643             4,800

 James E. Martinco                  2000       $190,000       $ 1,647         $  3,244            $4,800
 Group Vice President,              1999        160,000           -0-           89,091             4,800
 Engine & Power Train               1998        150,000           -0-           14,391             4,500
 Components
---------------------------------------------------------------------------------------------------------------

     Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

     Bonus consists of the one-third of 2000 awards under the Management Incentive Plan payable in cash.

     "Restricted Stock Awards" are restricted phantom stock units relating to Class A shares that were awarded under the Management Incentive Plan, which represent two-thirds of each total award for 2000 and the entirety of each award for 1999 and previous years. As more fully discussed in the Governance and Executive Compensation Committee Report, awards under this plan and any deemed dividend reinvestments that may be credited on those awards generally are nontransferable and subject to forfeiture until three years (as to half of the phantom stock units awarded for 2000) or five years (as to the other half of the phantom stock units awarded for 2000 and all awards for 1999 and prior years) after the end of the year for which they were granted. As required by SEC rules, for purposes of attributing a dollar value to the units reported, values have been calculated by multiplying the number of units awarded by the grant date closing price for a Class A share on the Nasdaq Stock Market. Please note, however, that plan awards are denominated in share units, not dollars, so that the potential payout on an award, when and if vested, is tied directly to the market value performance of Class A shares after the grant. Thus, the actual dollar amount ultimately realized will depend on our future performance and on general market conditions prevailing in the future.

     As cash dividends are paid on Class A shares, additional phantom stock units, which correspond to the dividends paid, are credited to employees' accounts.

     As of December 31, 2000, before the 2000 awards reported in the table, our current named executives held phantom stock units under the plan (valued based on the Class A share closing price on the Nasdaq Stock Market on the last trading day of 2000) as follows:

     - Todd W. Herrick -- 10,765.16 share units valued at $451,469

     - John H. Foss -- 7,554.66 share units valued at $316,827

     - James E. Martinco -- 3,075.73 share units valued at $128,990

     Amounts shown under "All Other Compensation" are matching contributions to the Retirement Savings Plan.

RETIREMENT PLANS

     Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan, which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service. As of January 1, 2001, our current executives named in the Summary Compensation Table had the following years of credited service:

     - Todd W. Herrick -- 36.5 years

     - John H. Foss -- 22.0 years

     - James E. Martinco -- 24.3 years

     These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

     The table below shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the plans on a straight life annuity basis to executive officers retiring at age 65 in the earnings and years of service classifications specified, without considering any benefits which in some cases may be payable to a participant due to voluntary contributions made by the participant before 1985.

                                                   Estimated Annual Benefit at Age 65
                                                     for Years of Service Indicated
          Average                 --------------------------------------------------------------------
          Annual                                                                               35 or
        Base Salary                  15             20             25             30           Longer
        -----------               --------       --------       --------       --------       --------
$ 90,000...................       $ 16,875       $ 22,500       $ 28,125       $ 33,750       $ 39,375
 100,000...................         18,750         25,000         31,250         37,500         43,750
 125,000...................         23,437         31,250         39,062         46,875         54,687
 150,000...................         28,125         37,500         46,875         56,250         65,625
 175,000...................         35,075         46,767         58,459         70,150         83,275
 200,000...................         40,700         54,267         67,834         81,400         96,400
 225,000...................         46,325         61,767         77,209         92,650        109,525
 250,000...................         51,950         69,267         86,584        103,900        122,650
 275,000...................         57,575         76,767         95,959        115,150        135,775
 300,000...................         63,200         84,267        105,334        126,400        148,900
 400,000...................         85,700        114,267        142,834        171,400        201,400
 450,000...................         96,950        129,267        161,584        193,900        227,650
 500,000...................        108,200        144,267        180,334        216,400        253,900

     Mr. McCloskey left our employment in December 2000 at age 58. When he reaches age 65, he will be entitled to begin receiving a pension of $960 per month under the plans described above. In connection with the termination of his employment, we agreed to pay him a supplemental pension benefit of $2,072 per month beginning in January 2001. His supplemental benefit will be reduced by the amount of his pension under our pension plans when he begins receiving it.

                                   APPENDIX C

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The graph which follows compares the performance over the last five years of our Class B shares (trading symbol TECUB) to the Standard & Poor's 500 Stock Index and to a composite industry group index made up of the Standard & Poor's Household Furnishing and Appliances Index (70%) and the Standard & Poor's Diversified Machinery Index (30%). The graph assumes an investment of $100 in the Class B shares and in each index on December 31, 1995 and reinvestment of all cash dividends in shares of the same class.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG TECUMSEH PRODUCTS COMPANY, S&P 500 INDEX,
                        AND S&P COMPOSITE INDUSTRY INDEX

                                    [GRAPH]

---------------------------------------------------------------------------------------------------------
                                      1995        1996        1997        1998        1999        2000
---------------------------------------------------------------------------------------------------------
  TECUMSEH PRODUCTS COMPANY         $100.00     $112.31     $ 98.70     $ 93.54     $ 88.52     $ 84.16
---------------------------------------------------------------------------------------------------------
  S&P 500 INDEX                      100.00      122.96      163.98      210.85      255.21      231.98
---------------------------------------------------------------------------------------------------------
  S&P COMPOSITE INDUSTRY INDEX       100.00      102.14      145.74      172.53      171.09      143.07
---------------------------------------------------------------------------------------------------------

                                   APPENDIX D

                           TECUMSEH PRODUCTS COMPANY
                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in overseeing and monitoring management's and the independent auditor's participation in the financial reporting process.

     The Audit Committee shall consist of at least three members. The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The members of the Audit Committee shall be appointed by the Board of Directors.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall meet not less than three times per year and shall make regular reports to the Board. The Chairman of the Committee may call special meetings of the Committee as circumstances require. The Committee will keep minutes of its meetings. The minutes will be circulated among the members of the Committee, and the Board of Directors.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and report to the Board of Directors on such review.

          2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          4. Engage the independent auditor to review the Company's quarterly financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q.

          5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          7. Recommend to the Board of Directors the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors.

          8. Approve the compensation to be paid to the independent auditor.

          9. Meet periodically with the Company's independent auditor(s) to ascertain whether there are any relationships, financial interests, investments, arrangements or non-audit consulting services being performed which could impair or give the appearance of impairing the auditors' independence. In making such judgements, the Committee will rely primarily on their own sound business judgment, and the guidelines established for auditor independence by the Securities and Exchange Commission's Rules as set forth in the Revisions of the Commission's Auditor Independence Requirement issued November 21, 2000 (which may be amended from time to time) and other generally accepted standards or pronouncements which may govern or define standards of auditor independence.

          10. Review and approve management's recommendation to retain the independent auditors for the performance of non-audit or tax services.

          11. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditor.

          12. Review the appointment and replacement of the senior internal auditing executive.

          13. Review the significant reports to management prepared by the internal auditing department and management's responses.

          14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

          17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          18. Receive and take any necessary action with respect to any reports from management, the Company's senior internal auditing executive, or the independent auditor, concerning conformity by the Company or its affiliates with applicable legal requirements.

          19. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

          20. Consider, in consultation with the senior internal auditing executive and the independent auditor, the adequacy of the Company's internal financial controls.

          21. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's policies on business ethics.

                                        2001 ANNUAL MEETING OF SHAREHOLDERS
                                        WEDNESDAY, APRIL 25, 2001
                                        Tecumseh Country Club
                                        5200 Milwaukee Road
[TECUMSEH PRODUCTS COMPANY LOGO]        Tecumseh, MI 49286
TECUMSEH PRODUCTS COMPANY

___________________________________________________________________________________________________________________________________
                                                 INSTRUCTIONS FOR VOTING YOUR PROXY
This proxy covers all Class B shares of Tecumseh Products Company held of record.


                                              THERE ARE THREE WAYS TO VOTE YOUR PROXY

        TELEPHONE VOTING                                INTERNET VOTING                         VOTING BY MAIL
This method of voting is available for       Visit the internet voting website at         Simply mark, sign and date your
residents of the U.S. and Canada.            HTTP://PROXY.GEORGESON.COM. Enter            proxy card and return it in the
On a touch tone telephone, call              the COMPANY NUMBER AND CONTROL NUMBER        postage-paid envelope. If you are
TOLL FREE 1-877-260-0388,  24                shown below and follow the                   voting by telephone or the internet,
hours a day, 7 days a week. You will         instructions on your screen. You will        please do not mail your proxy card.
be asked to enter ONLY the                   incur only your usual internet charges.
CONTROL NUMBER shown below.                  Available 24 hours a day, 7 days a week
Have your proxy card ready, then             until 5:00 p.m. Eastern time on
follow the prerecorded instructions.         April 24, 2001.
Your vote will be confirmed and cast
as you directed. Available 24 hours a
day, 7 days a week until 5:00 p.m.
Eastern time on April 24, 2001.

        COMPANY NUMBER                                                          CONTROL NUMBER


                                              PLEASE DETACH AT PERFORATION BEFORE MAILING
___________________________________________________________________________________________________________________________________


/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

ELECTION OF DIRECTORS.                                                                                                      FOR ALL
                                                                                                             FOR  WITHHOLD   EXCEPT
Kenneth G. Herrick, Todd W. Herrick, John H. Foss, J. Russell Fowler, John W. Gelder, Stephen L. Hickman,    / /     / /      / /
Peter M. Banks, Jon E. Barfield, Ralph W. Babb, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.)

___________________________________________________________________________________________________________________________________
   If you sign and return this proxy, the proxies will vote your shares as specified above. IF YOU DO NOT SPECIFY HOW TO VOTE, THE
PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED ABOVE AND IN THEIR DISCRETION ON ANY OTHER
MATTERS THAT MAY COME BEFORE THE MEETING.

                                                               WE APPRECIATE YOUR PROMPT ACTION IN SIGNING AND RETURNING THIS PROXY.

                                                                                ________________________________________________
                                                                                Signature
                                                                                ________________________________________________
                                                                                Signature

                                                                                Dated:____________________________________ ,2001

                                                                                NOTE: Please sign exactly as your name(s) appear
                                                                                      above. Joint owners should each sign. When
                                                                                      signing as an attorney, executor,
                                                                                      administrator, trustee or guardian, please
                                                                                      give your full title.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., our Proxy Solicitor, at
1-800-223-2064.

--------------------------------------------------------------------------------























                   PLEASE DETACH AT PERFORATION BEFORE MAILING

--------------------------------------------------------------------------------


                            TECUMSEH PRODUCTS COMPANY

       THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 25, 2001


     By signing on the reverse, I (or, if more than one person signs, we)--

P    -    authorize either of Kenneth G. Herrick or Todd W. Herrick to act as my
          (or our) proxy at the Annual Meeting of Shareholders of Tecumseh
R Products Company to be held on Wednesday, April 25, 2001 and at any adjournments of that meeting,
O
     -    give each proxy full power to name another person to substitute for
X         him as proxy.

Y    -    authorize each proxy to vote any and all shares of Tecumseh Products
          Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I (or we) may be entitled to vote, and

     - direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.



                 Continued and to be voted and signed on reverse